AMENDMENT TO FACILITY AGREEMENT
EXECUTED by the parties hereto as of the 13th day of February, 2018.
AMONG:    KLONDEX MINES LTD., as Borrower
(the Borrower)

AND:	KLONDEX CANADA LTD., 0985472 B.C. LTD, KLONDEX HOLDINGS (USA) INC., KLONDEX MIDAS HOLDINGS LIMITED, KLONDEX MIDAS OPERATIONS INC. and KLONDEX GOLD & SILVER MINING COMPANY, as Guarantors
(collectively, the Guarantors and together with the Borrower, the Obligors, and each a Obligor)
AND:        INVESTEC BANK PLC, as Lender and Hedge Counterparty
(the Lender)
AND:        INVESTEC BANK PLC, as Security Agent
(the Security Agent)

WHEREAS the Obligors, the Lender and the Security Agent signatory thereto have entered into a Facility Agreement dated as of March 23, 2016 as amended October 14, 2016 (with an effective date of October 28, 2016) and further amended as of March 6, 2017, March 31, 2017 and December 21, 2017 (including all annexes, exhibits and schedules thereto, as well as all amendments, restatements or supplements to the date hereof, the Facility Agreement);
AND WHEREAS the parties hereto wish to increase the amounts available for draw under the secured revolving facility and further amend certain provisions of the Facility Agreement, as set out below (hereinafter this Amendment);
NOW THEREFORE for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereby agree as follows:
ARTICLE 1 - INTERPRETATION

1.1 All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Facility Agreement (subject to any amendments to such terms herein).

1.2 This Amendment constitutes a Finance Document under the Facility Agreement.

ARTICLE 2 - AMENDMENTS

2.1 Section 1.1, the definition of "Commitment" is deleted in its entirety and replaced with the following:

"Commitment means the sum of (i) US$35,000,000, (ii) the Additional Draw Amount and (iii) the Inventory Draw Amount, or as amended in accordance with clause 2.2 (Amendment to Commitment) and to the extent not cancelled, reduced or transferred under this Agreement."
2.2 Section 1.1, the definition of "Inventory Draw Amount" shall be added in alphabetical order as follows:

"Inventory Draw Amount means US$5,000,000, less the aggregate of any amounts advanced as a pre-payment on gold and/or silver in process pledged to the Lender (as set out in the relevant transaction confirmations) and outstanding at the relevant date."
2.3 A new Section 4.4 shall be added to the Facility Agreement as follows:

4.4     Further Condition Precedent Inventory Draw Amount
The Lender will only be obliged to comply with clause 5.4 (Lender's obligation) if on the date of the Utilization Request and on the proposed Utilization Date with respect to the Inventory Draw Amount satisfactory (in the opinion of the Lender, acting reasonably) Hedging Agreements shall have been entered into with respect to metal inventory for the first and second quarter of 2018.
2.4 A new Section 6.1(b) shall be added to the Facility Agreement as follows:
6.1(b) Notwithstanding Section 6.1(a), the Borrower shall repay each Loan associated with the Inventory Draw Amount on or before April 16, 2018.
2.5 Upon execution of this Amendment the Lender shall have received a fee payable by the Borrower equal to US $150,000 to the Lender.

ARTICLE 3 - CONDITIONS TO EFFECTIVENESS

3.1 This Amendment shall become effective upon satisfaction of the following conditions precedent (the date of satisfaction of all such conditions being referred to herein as the Amendment Effective Date):

(a)	the Obligors delivering to the Lender an electronic or facsimile executed copy (with subsequent delivery of originally executed copies) of this Amendment;

(b)
the Obligors delivering to the Lender an electronic or facsimile executed copy (with subsequent delivery of originally executed copies) of a certificate, in form and substance satisfactory to the Lender, from a knowledgeable senior officer of each Obligor certifying in such person's official capacity (and not in an individual capacity and without personal liability) that, inter alia, immediately after, the Amendment Effective Date, (i) no Default or Event of Default has occurred and is continuing, (ii) the representations and warranties in the Finance Documents are true and correct in all respects, except to the extent such representations and warranties specifically refer to an earlier date, in which case, they shall be true and correct in all respects as of such earlier date, and (iii) the Obligors on a consolidated basis are in pro forma compliance with the financial covenants set forth in Section 20 of the Facility Agreement (with calculations attached thereto);

(c)	the Lender shall have received executed copies of the documents and copies of all other deliverables set forth in this Amendment;

(d)	no event shall have occurred or circumstance exist that has, or could reasonably be expected to have, a Material Adverse Effect; and

(e)
the Borrowers and each other Obligor paying all accrued and unpaid fees and expenses of the Lender in connection with the negotiation, preparation and execution of this Amendment and the consummation of the transactions contemplated hereby.

ARTICLE 4 - MISCELLANEOUS

4.1 Each of the Obligors (i) reaffirms its obligations under the Facility Agreement and the other Finance Documents to which it is a party, and (ii) agrees that the Facility Agreement and the other Finance Documents to which it is a party remain in full force and effect, except as amended hereby, and are hereby ratified and confirmed.

4.2 Each of the Obligors hereby (i) consents to and approves the execution and delivery of this Amendment, (ii) agrees that this Amendment does not and shall not limit or diminish in any manner the obligations of such

Obligor under any guarantee granted by it in favour of the Lender (the Guarantee) and that such obligations would not be limited or diminished in any manner even if such Obligor had not executed this Amendment, (iii) agrees that this Amendment shall not be construed as requiring the consent of such Obligor in any other circumstance, (iv) reaffirms each of its obligations under the Guarantee and the other Finance Documents to which it is a party, and (v) agrees that the Guarantee and the other Finance Documents to which it is a party remain in full force and effect and are hereby ratified and confirmed.

4.3 Nothing contained in this Amendment or any other communication between the Lender and any other Obligor shall be a waiver of any other present or future violation, Default or Event of Default under the Facility Agreement or any other Finance Document (collectively, Violations). Similarly, nothing contained in this Amendment shall directly or indirectly in any way whatsoever either: (i) impair, prejudice or otherwise adversely affect the Lender's right at any time to exercise any right, privilege or remedy in connection with the Facility Agreement or any other Finance Document with respect to any Violations (including, without limiting the generality of the foregoing, in respect to the non-conformity to any representation, warranty or covenant contained in any Finance Document), (ii) except as specifically provided in Article II hereof, amend or alter any provision of the Facility Agreement or any other Finance Document or any other contract or instrument, or (iii) constitute any course of dealing or other basis for altering any obligation of any of the Obligors under the Finance Documents or any right, privilege or remedy of the Lender under the Facility Agreement or any other Finance Document or any other contract or instrument with respect to Violations. Nothing in this Amendment shall be construed to be a consent by the Lender to any Violations.

4.4 Save as expressly set forth in this Amendment, all other terms and conditions of the Facility Agreement remain in full force and effect. All other Finance Documents remain in full force and effect.

4.5 Except to the limited extent set forth herein, no additional amendment in respect of any other term, condition, covenant, agreement or any other aspect of the Facility Agreement is intended or implied.

4.6 The Obligors, shall from time to time, do all acts and things and execute and deliver all agreements as the Lender may reasonably require for enabling the Lender to obtain the full benefits of this acknowledgment and confirmation.

4.7 This Amendment shall be interpreted and the rights and liabilities of the parties hereto shall be determined in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

4.8 This Amendment may be executed in original, facsimile and/or other electronic means counterparts and all such counterparts taken together shall be deemed to constitute one and the same instrument.

[signature pages follow]

The parties have executed this Amendment as of the date first above written:
BORROWER:

KLONDEX MINES LTD.
Per:	/s/ Barry Dahl
Name:Barry Dahl Title:Chief Financial Officer

GUARANTORS:

KLONDEX CANADA LTD.
Per:	/s/ Barry Dahl
Name:Barry Dahl Title:Treasurer and Secretary

0985472 B.C. LTD
Per:	/s/ Barry Dahl
Name:Barry Dahl Title:Treasurer and Secretary

KLONDEX HOLDINGS (USA) INC.
Per:	/s/ Barry Dahl
Name:Barry Dahl Title:Treasurer

KLONDEX MIDAS HOLDINGS LIMITED
Per:	/s/ Barry Dahl
Name:Barry Dahl Title:Treasurer

KLONDEX MIDAS OPERATIONS INC.
Per:	/s/ Barry Dahl
Name:Barry Dahl Title:Treasurer

KLONDEX GOLD & SILVER MINING COMPANY
Per:	/s/ Barry Dahl
Name:Barry Dahl Title:Treasurer

FINANCE PARTIES:

INVESTEC BANK PLC, as Lender and Hedge Counterparty
Per:	/s/ Oliver Tagg
Name:Oliver Tagg Title:Authorised Signatory
Per:	/s/ Mandeep Takhar
Name:Mandeep Takhar Title:Authorised Signatory

INVESTEC BANK PLC, as Security Agent
Per:	/s/ Anthony Rowe
Name:Anthony Rowe Title:Authorised Signatory
Per:	/s/ Oliver Tagg
Name:Oliver Tagg Title:Authorised Signatory